EXHIBIT 24.2

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
LIMITED POWER OF ATTORNEY
(To Sign and File Registration Statement)

The undersigned director and/or officer of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, an Indiana corporation (the “Company”), has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement and related prospectus for the registration of guarantees by Southern Indiana Gas and Electric Company of debt securities of Vectren Utility Holdings, Inc. and does hereby appoint each of Ronald E. Christian and Robert L. Goocher as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said Registration Statement and related prospectus and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 28th day of September, 2010.

/s/ Jerome A. Benkert, Jr.
Jerome A. Benkert, Jr.

/s/ Carl L. Chapman
Carl. L. Chapman

/s/ Ronald E. Christian
Ronald E. Christian

/s/ William S. Doty
William S. Doty

/s/ Robert L. Goocher
Robert L. Goocher

/s/ M. Susan Hardwick
M. Susan Hardwick

STATE OF INDIANA	)
) SS:
COUNTY OF VANDERBURG	)

Before me, a notary public, in and for said County and State personally appeared Jerome A. Benkert, Jr., Carl L. Chapman, Ronald E. Christian, William S. Doty, Robert L. Goocher and M. Susan Hardwick, who executed the above and foregoing Limited Power of Attorney on September 28, 2010.

Witness my hand and Notarial Seal this 28th day of September, 2010.

My Commission Expires: July 1, 2015	/s/ Mary Payne, Notary Public
(printed)

Residing in Vanderburgh County